EXHIBIT 11
Statement Re: Computation of Per Share Earnings
S.Y. Bancorp, Inc. and Subsidiaries

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
                                                                                    YEARS ENDED DECEMBER 31,
                                                                                 -------------------------------
                                                                                   1997       1996       1995
                                                                                 ---------  ---------  ---------
                                                                                  IN THOUSANDS EXCEPT PER SHARE
                                                                                              DATA
Earnings per share--basic
Average shares outstanding.....................................................      3,276      3,267      3,247
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Net income.....................................................................  $   6,534  $   5,179  $   4,056
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Earnings per share--basic......................................................  $    1.99  $    1.58  $    1.25
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Earnings per share--diluted
Average shares outstanding.....................................................      3,276      3,267      3,247
Effect of assumed conversion of stock
  options under treasury stock method..........................................        120         98         76
                                                                                 ---------  ---------  ---------
                                                                                     3,396      3,365      3,323
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Net income.....................................................................  $   6,534  $   5,179  $   4,056
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Earnings per share--diluted....................................................  $    1.92  $    1.54  $    1.22
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
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